EXHIBIT 10.1

Total Loss Class Action -
Lancey Settlement Agreement

Please see attached.

IN THE CIRCUIT COURT
FOR THE THIRD JUDICIAL CIRCUIT
MADISON COUNTY, ILLINOIS

IN RE TOTAL LOSS CLASS ACTION LITIGATION:	) ) Consolidated for Purposes of ) Settlement Before ) The Honorable Ralph Mendelsohn
VIRGINIA BORDONI, individually and on behalf of all others similarly situated,

Plaintiff,

v.

CGU INSURANCE COMPANY OF ILLINOIS, now known as HOMELAND CENTRAL INSURANCE COMPANY, as transferee of WESTERN STATES INSURANCE COMPANY, a company affiliated under the trade name of ONEBEACON INSURANCE, and CCC INFORMATION SERVICES INC.,

Defendants.
) ) ) ) ) ) No. 01 L 157 ) ) ) ) ) ) ) ) ) ) )
MARK SCHOENLEBER, individually and on behalf of all others similarly situated,

Plaintiff,

v.

PRUDENTIAL PROPERTY AND CASUALTY INSURANCE COMPANY, now known as LM PROPERTY AND CASUALTY COMPANY, and CCC INFORMATION SERVICES INC.,

Defendants.
) ) ) ) ) ) No. 01 L 99 ) ) ) ) ) ) ) )

BONNIE M. LANCEY, individually and on behalf of all others similarly situated, Plaintiff, v. COUNTRY MUTUAL INSURANCE COMPANY and CCC INFORMATION SERVICES INC., Defendants.	) ) ) ) ) ) No. 01 L 113 ) ) ) ) ) ) )
JAMES RICHARDSON, individually and on behalf of all others similarly situated, Plaintiff, v. PROGRESSIVE PREMIER INSURANCE COMPANY OF ILLINOIS and CCC INFORMATION SERVICES INC., Defendants.	) ) ) ) ) ) No. 01 L 149 ) ) ) ) ) ) )
KELLY KNACKSTEDT, individually and on behalf of all others similarly situated,

Plaintiff,

v.

ECONOMY PREFERRED INSURANCE COMPANY, formerly a subsidiary of ST. PAUL FIRE AND MARINE INSURANCE COMPANY; METROPOLITAN PROPERTY AND CASUALTY INSURANCE COMPANY; and CCC INFORMATION SERVICES INC.,

Defendants.
) ) ) ) ) ) No. 01 L 153 ) ) ) ) ) ) ) ) ) )

KEITH HUFF and WINNIE MADISON, individually and on behalf of all others similarly situated,

Plaintiffs,

v.

HARTFORD INSURANCE COMPANY OF ILLINOIS, HARTFORD INSURANCE COMPANY OF THE MIDWEST, and CCC INFORMATION SERVICES INC.,

Defendants.
) ) ) ) ) ) ) No. 01 L 158 ) ) ) ) ) ) ) )
GARY D. JACKSON, individually and on behalf of all others similarly situated, Plaintiff, v. NATIONAL GENERAL INSURANCE COMPANY and CCC INFORMATION SERVICES INC., Defendants.	) ) ) ) ) ) No. 02 L 628 ) ) ) ) ) ) )
MARY C. PARCHMENT, individually and on behalf of all others similarly situated,

Plaintiff,

v.

TRAVELERS PROPERTY CASUALTY INSURANCE COMPANY OF ILLINOIS, TRAVELERS PROPERTY CASUALTY COMPANY, and CCC INFORMATION SERVICES INC.,

Defendants.
) ) ) ) ) ) No. 02 L 1135 ) ) ) ) ) ) ) ) )

DELLA O. JACKSON, individually and on behalf of all others similarly situated,

Plaintiff,

v.

ATLANTA CASUALTY COMPANY, INFINITY PROPERTY & CASUALTY CORPORATION, and CCC INFORMATION SERVICES INC.,

Defendants.
) ) ) ) ) ) No. 03 L 1266 ) ) ) ) ) ) ) )
RUA KMUCHA, individually and on behalf of all others similarly situated, Plaintiff, v. COLONIAL PENN INSURANCE COMPANY and CCC INFORMATION SERVICES INC., Defendants.	) ) ) ) ) ) No. 03 L 1267 ) ) ) ) ) )

STIPULATION OF CLASS ACTION SETTLEMENT

EXHIBITS

1.	List of Named Carrier Defendants and Current or Former Affiliates That May Have Used CCC in the Adjustment of Total Loss Claims
2.	Preliminary Approval Order
3.	Mailed Notice
4.	Published Notice
5.	Proof of Claim Form
6.	Publications for Published Notice (One-Time Ad)
7.	Size/Scale of Published Notice
8	Website
9.	Protective Order
10.	Method for Imputing Guidebook Amount
11.	Examples of Calculated Recoveries
12.	Documented Enhancements
13.	Monitor Confidentiality Agreement
14.	Ratios for Reallocation of Attorneys’ Fee Award Pursuant to Paragraph 36 of Settlement Agreement
15.	Final Approval Order

STIPULATION OF CLASS ACTION SETTLEMENT

This Class Action Settlement Agreement (“Agreement”) is entered into by, between, and among (1) Virginia Bordoni, Mark Schoenleber, Bonnie M. Lancey, James Richardson, Kelly Knackstedt, Keith Huff, Winnie Madison, Gary D. Jackson, Mary C. Parchment, Della O. Jackson, and Rua Kmucha, (the “Named Plaintiffs”), on behalf of themselves and as putative representatives of the Settlement Class defined in Paragraph 1 below (collectively, “Plaintiffs”); (2) CCC Information Services Inc. (“CCC”); and (3) CGU Insurance Company of Illinois, now known as Homeland Central Insurance Company, as transferee of Western States Insurance Company, a company affiliated under the trade name of OneBeacon Insurance; Prudential Property and Casualty Insurance Company, now known as LM Property and Casualty Insurance Company; Country Mutual Insurance Company; Progressive Premier Insurance Company of Illinois; Economy Preferred Insurance Company, formerly a subsidiary of St. Paul Fire and Marine Insurance Company; Metropolitan Property and Casualty Insurance Company; Hartford Insurance Company of Illinois; Hartford Insurance Company of the Midwest; National General Insurance Company; Travelers Personal Insurance Company f/k/a Travelers Property Casualty Insurance Company of Illinois; Atlanta Casualty Company, Infinity Property & Casualty Corporation; Colonial Penn Insurance Company, now known as AIG Centennial Insurance Company; the entities listed in Exhibit 1 hereto; and their respective parents, subsidiaries, and affiliates (the “Carriers”). CCC and the Carriers are collectively referred to as “Defendants.” Plaintiffs and Defendants are collectively referred to as “the Parties.”

This Agreement is entered into to effect a full and final settlement and dismissal with prejudice of all claims against Defendants in the above-captioned lawsuits (the “Lawsuits”) on the terms set forth below and to the full extent reflected in Paragraphs 39-41 below, subject to the approval of the Court.

RECITALS

WHEREAS, the Named Plaintiffs have brought the above-captioned Lawsuits on behalf of themselves and putative classes of insureds of the Carriers who made first-party property damage claims with respect to private passenger automobiles under auto insurance policies for physical damage to insured automobiles, trucks, and vans with a gross vehicle weight of 10,000 pounds or less that were declared by the Carriers to be total losses; and

WHEREAS, the Lawsuits allege generally that the Carriers failed to pay to their insureds the amounts required under their respective policies of automobile insurance; and

WHEREAS, the Lawsuits allege generally, among other things, that the Carriers based their total loss valuations of their insureds’ vehicles, in whole or in part, on valuation reports prepared by CCC, which valuation reports, the Lawsuits allege, were “below market”; and

WHEREAS, Defendants deny the Lawsuits’ allegations; deny that they have engaged in any wrongdoing; deny that CCC’s valuation reports systemically or otherwise undervalued automobiles; and maintain that they consistently have acted in accordance with their insurance policies and all governing laws and regulations; and

WHEREAS, the Parties conducted a thorough examination and investigation of the facts and law relating to the matters set forth in the Lawsuits, conducted extensive settlement negotiations, and reached this Agreement at arms’ length, after consultation with their independent advisors and attorneys, in order conclusively to resolve these disputes without the uncertainty, expense, and delay of further litigation pursuant to the terms set forth herein; and

WHEREAS, the Named Plaintiffs and Plaintiffs’ Counsel have examined the benefits to be obtained under the terms of this Agreement; have considered the risks associated with the continued prosecution of the Lawsuits and the likelihood of success on the merits of the Lawsuits; and believe that, after considering all the circumstances, the proposed settlement set forth in this Agreement is fair, reasonable, adequate, and in the best interests of the Named Plaintiffs and the Settlement Class.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the Parties hereto agree as follows, subject to preliminary and final approval of the Court:

PRELIMINARY CERTIFICATION OF SETTLEMENT CLASS

1.     The Parties stipulate to certification, for settlement purposes only, of the Settlement Class defined as follows:

All persons who, from January 28, 1989 through the date of preliminary approval of this proposed settlement, (a) insured a private passenger automobile under an auto insurance policy issued by one or more of the insurance Carriers listed in Exhibit 1; (b) made a first-party property damage claim to one or more of the Carriers for physical damage to an insured automobile, truck, or van with a gross vehicle weight of 10,000 pounds or less; (c) were informed by the Carrier that the vehicle had been declared a total loss; and where (d) the Carrier had requested a valuation from CCC Information Services Inc. (“CCC”); and (e) the insured was tendered a payment from the Carrier for the totaled vehicle.

Excluded from this Settlement Class are the following persons:

(1)    Officers, directors, and employees of the Carriers, CCC, and Class Counsel;

(2)    Members of the Illinois state court judiciary and their immediate families; and

(3)    All persons who have timely elected to opt out of or exclude themselves from the Settlement Class in accordance with the Court’s Orders.

2.     Solely for the purpose of implementing this Agreement and effectuating the settlement, Defendants stipulate that the Court may enter an Order preliminarily certifying the Settlement Class, appointing the Named Plaintiffs as representatives of the Settlement Class, and appointing the following as Class Counsel (hereinafter “Class Counsel”) for the Settlement Class:

Paul M. Weiss
Freed & Weiss LLC
111 West Washington Street, Suite 1331
Chicago, Illinois 60602
Telephone:	312-220-0000
Facsimile:	312-220-7777
Email:	info@freedweiss.com

L. Thomas Lakin
Bradley M. Lakin
Richard J. Burke
The Lakin Law Firm, P.C.
300 Evans Avenue
Box 229
Wood River, Illinois 62095-0027
Telephone:	618-254-1127
Facsimile:	618-254-3032
Email:	info@lakinlaw.com

3.     Solely for the purpose of implementing this Agreement and effectuating the settlement, the Parties stipulate that the following shall be appointed as Settlement Administrator:

The Garden City Group, Inc.
105 Maxess Road
Melville, New York 11747
Telephone:	631-470-5000
Toll Free:	800-327-3664
Facsimile:	631-470-5100
E-mail:	info@gardencitygroup.com

4.     Solely for the purpose of implementing this Agreement and effectuating the settlement, Defendants stipulate that the Named Plaintiffs are adequate representatives of the Settlement Class.

5.     After execution of this Agreement, the Parties shall promptly move the Court to enter an order (the “Preliminary Approval Order”) that is without material alteration from Exhibit 2 hereto, which

(a)    preliminarily approves this Agreement;

(b)    certifies the Settlement Class (the Court expressly reserving the right to determine, should the occasion arise, whether the Lawsuits may be certified as class actions for purposes other than settlement, and Defendants hereby retaining all rights to assert that the Lawsuits may not be certified as class actions except for settlement purposes);

(c)    schedules a fairness hearing on final approval of this Agreement (the “Final Approval Hearing”) to consider the fairness, reasonableness, and adequacy of the proposed settlement and whether it should be finally approved by the Court;

(d)    finds that the proposed settlement is sufficient to warrant providing notice to the Settlement Class;

(e)    appoints The Garden City Group, Inc. as Settlement Administrator, in accordance with the provisions of Paragraphs 7-8;

(f)     approves the notice (the “Mailed Notice”), the content of which is without material alteration from Exhibit 3 hereto, to be sent to the persons described in Paragraph 6 below and directs its mailing by first class mail to the last known address for each such person, and, for notices returned, directs the Settlement Administrator to follow the procedures set forth in Paragraph 10;

(g)    approves the notice (the “Published Notice”), the content of which is without material alteration from Exhibit 4 hereto, and directs that it be published in accordance with the provisions of Paragraph 11 hereof;

(h)    approves a claim form (the “Claim Form”), the content of which is without material alteration from Exhibit 5 hereto, for distribution to members of the Settlement Class, and sets a date after which Claim Forms shall be deemed untimely (as further provided in Paragraph 17 below);

(i)     determines that the Mailed Notice together with the Published Notice (i) is the best practicable notice, (ii) is reasonably calculated, under the circumstances, to apprise members of the Settlement Class of the pendency of the Lawsuits and of their right to object or to exclude themselves from the proposed settlement, (iii) is reasonable and constitutes due, adequate, and sufficient notice to all persons entitled to receive notice, and (iv) meets all applicable requirements of Due Process and Illinois law;

(j)     requires the Settlement Administrator to file proof of mailing of the Mailed Notice and publication of the Published Notice, at or before the Final Approval Hearing;

(k)    requires each member of the Settlement Class who wishes to exclude himself or herself from the Settlement Class to submit an appropriate, timely request for exclusion, postmarked no later than sixty (60) days after the Mailed Notice Date to the Settlement Administrator at the address in the Mailed Notice;

(l)     preliminarily enjoins all members of the Settlement Class unless and until they have timely excluded themselves from the Settlement Class (i) from filing, commencing, prosecuting, intervening in, or participating as plaintiff, claimant, or class member in any other lawsuit or administrative, regulatory, arbitration, or other proceeding in any jurisdiction based on, relating to, or arising out of the claims and causes of action, or the facts and circumstances relating thereto, in the Lawsuits and/or the Released Claims (as defined in Paragraphs 39-40); (ii) from filing, commencing, or prosecuting a lawsuit or administrative, regulatory, arbitration, or other proceeding as a class action on behalf of any members of the Settlement Class who have not timely excluded themselves (including by seeking to amend a pending complaint to include class allegations or seeking class certification in a pending action), based on, relating to, or arising out of the claims and causes of action, or the facts and circumstances relating thereto, in the Lawsuits and/or the Released Claims; and (iii) from attempting to effect an opt-out of a class of individuals in any lawsuit or administrative, regulatory, arbitration, or other proceeding based on, relating to, or arising out of the claims and causes of action, or the facts and circumstances relating thereto, in the Lawsuits and/or the Released Claims.

(m)   rules that any member of the Settlement Class who does not submit a timely, written request for exclusion from the Settlement Class will be bound by all proceedings, orders, and judgments in the Lawsuits, even if such member of the Settlement Class has previously initiated or subsequently initiates individual litigation or other proceedings encompassed by the Release (as set forth in Paragraphs 39-40);

(n)    requires each member of the Settlement Class who has not submitted a timely request for exclusion from the Settlement Class and who wishes to object to the fairness, reasonableness, or adequacy of this Agreement or the proposed settlement, or to the Attorneys’ Fee Award (as provided in Paragraphs 34-37), to provide to the Settlement Administrator (who shall forward it to Class Counsel and Counsel for all Defendants) and to file with the Court no later than sixty (60) days after the Mailed Notice Date, a statement of the objection, as well as the specific legal and factual reasons, if any, for each objection, including any support the member of the Settlement Class wishes to bring to the Court’s attention and all evidence the member of the Settlement Class wishes to introduce in support of his or her objection, or be forever barred from objection;

(o)    requires any attorney hired by a member of the Settlement Class at the Settlement Class member’s expense for the purpose of objecting to this Agreement or to the proposed settlement, or to the Attorneys’ Fee Award, to provide to the Settlement Administrator (who shall forward it to Class Counsel and Counsel for all Defendants) and to file with the Clerk of the Court a notice of appearance no later than sixty (60) days after the Mailed Notice Date, or as the Court may otherwise direct;

(p)    requires any member of the Settlement Class who files and serves a written objection and who intends to make an appearance at the Final Approval Hearing, either in person or through personal counsel hired at the Settlement Class member’s expense, to provide to the Settlement Administrator (who shall forward it to Class Counsel and Counsel for All Defendants) and to file with the Court no later than sixty (60) days after the Mailed Notice Date, or as the Court otherwise may direct, a notice of intention to appear;

(q)    directs Defendants to rent a post office box in the name of the Settlement Administrator to be used for receiving requests for exclusion, objections, notices of intention to appear, and any other communications, and providing that only the Settlement Administrator, Class Counsel, Defendants, the Court, the Clerk of the Court, and their designated agents shall have access to this post office box, except as otherwise expressly provided in this Agreement;

(r)    directs the Settlement Administrator promptly to furnish Class Counsel, Counsel for Defendants, and any counsel for Plaintiffs or members of the Settlement Class with copies of any and all objections, written requests for exclusion, notices of intention to appear, or other communications that come into its possession (except as expressly provided in this Agreement); and

(s)    contains any additional provisions agreeable to the Parties that might be necessary to implement the terms of this Agreement and the proposed settlement.

CLASS NOTICE AND OPT-OUT PROCEDURES

6.     The persons entitled to receive the Mailed Notice referred to in Paragraph 5(f) are all persons whose names and last known addresses are reasonably and reliably ascertainable from the Carriers’ or CCC’S computer or electronic databases as persons who fall within the definition of the Settlement Class set forth in Paragraph 1. Within forty-five (45) days of the Court’s preliminary approval of this settlement, the Carriers shall deliver to Class Counsel affidavits providing what each Carrier believes in good faith to be a complete listing of the names and last known addresses of all insureds of that Carrier who the Carrier believes, after a reasonable and good-faith search, are eligible to receive the Mailed Notice.

7.     The Parties agree to the appointment of The Garden City Group, Inc. as Settlement Administrator to perform the services described herein. Prior to execution of this Agreement, the Parties shall enter into an agreement with The Garden City Group, Inc. regarding settlement administration. The terms of that settlement administration agreement shall not be inconsistent with those set forth herein.

8.     The Settlement Administrator shall assist with various administrative tasks, including, without limitation, (i) mailing or arranging for the mailing of Mailed Notice set forth in Paragraphs 5(f) and 9; (ii) arranging for the publication of Published Notice set forth in Paragraphs 5(g), 9, and 11; (iii) handling returned mail not delivered and making any additional mailings required under the terms of the Agreement; (iv) responding, as necessary, to inquiries from Settlement Class Members and potential Settlement Class Members; (v) providing to Class Counsel and counsel for all Defendants within five (5) business days of receipt copies of all objections, notices of intention to appear, and requests for exclusion from the Settlement Class; (vi) preparing a list of all persons who timely requested exclusion from the Settlement Class and submitting an affidavit attesting to the accuracy of that list (the “Opt-Out List”); (vii) preparing a list of all persons who submitted objections to the settlement and submitting an affidavit testifying to the accuracy of that list; and (viii) providing to Class Counsel within five (5) business days of receipt copies of all Claim Forms returned by Settlement Class Members, and providing to each Carrier copies of all Claim Forms returned by Settlement Class Members who are insureds of that Carrier. Defendants will supply the Settlement Administrator with all information and data reasonably available and necessary to implement its responsibilities under this Agreement.

9.     Within thirty (30) days of receiving the listing of persons entitled to receive the Mailed Notice, the Settlement Administrator shall mail to each person on the list by first class mail a copy of the Mailed Notice and the Claim Form. The date that said mailing is initially completed is the “Mailed Notice Date” as that term is used herein. In addition, the Settlement Administrator will provide Published Notice as set forth in Paragraphs 5(g) and 11.

10.   The Settlement Administrator shall promptly remail any notices returned by the Postal Service with forwarding addresses that are received by the Settlement Administrator.

11.   Within fourteen (14) days of the Mailed Notice Date, the Settlement Administrator shall cause to be published in the publications listed in Exhibit 6 hereto the Published Notice, the content of which is without material alteration from Exhibit 4, and of the approximate sizes of Exhibit 7 hereto.

12.   All potential members of the Settlement Class shall have sixty (60) days from the Mailed Notice Date to submit requests for exclusion from the Settlement Class prepared and directed in the manner set forth in the proposed Mailed Notice and Published Notice.

13.   The Named Plaintiffs agree that they shall not elect or seek to opt out or exclude themselves from the Settlement Class.

14.   The Garden City Group shall maintain a website for this settlement that is initially without material alteration from Exhibit 8 hereto, but that may be amended during the course of the settlement as appropriate and agreed to by the Parties. The Garden City Group shall maintain the website for at least 90 days after the expiration of the period for the submission of Claim Forms, as set forth in Paragraph 17.

15.   The Named Plaintiffs, Class Counsel, and all other counsel of record for the Named Plaintiffs hereby agree not to engage in any communications with the media or press, on the Internet, or in any public forum, orally or in writing, that relate to this settlement or the Lawsuits, other than statements that are fully consistent with the Mailed Notice and the Published Notice and are preapproved by Defendants, which preapproval shall not be unreasonably withheld.

CLAIM FORMS AND SETTLEMENT ADMINISTRATION PROCEDURES

16.   The Claim Form shall be without material alteration from Exhibit 5.

17.   To be eligible for any monetary relief set forth in Paragraphs 27-31, a Settlement Class Member must (a) truthfully, accurately, and completely fill out the mandatory portion of the Claim Form (Part I); (b) sign the Claim Form under penalty of perjury; and (c) mail the Claim Form, with first class postage prepaid, to the Settlement Administrator postmarked on or before seventy-five (75) days after the Final Approval Hearing.

18.   To be eligible for any monetary relief set forth in Paragraphs 27-31, the Settlement Class member’s identification in the Claim Form of the model of his or her vehicle must match the model of the vehicle identified in CCC’s electronic database. There shall be no monetary payments for vehicles that are not identified as total losses in CCC’s electronic database.

19.   To be eligible for a Documented Enhancement Payment as set forth in Paragraph 30, a Settlement Class Member must also satisfy the requirements set forth in Paragraph 30.

20.   Within three weeks after entry of the Preliminary Approval Order, CCC shall provide to the Settlement Administrator an electronic database containing all the information required to calculate the monetary relief for Settlement Class members as set forth in Paragraphs 27-31, and to answer questions from putative class members, in a manner agreed to by counsel for the Parties. The electronic database will be in a form agreed to by counsel for the Parties.

21.   The data in CCC’s electronic database (or, at the option of any Carrier, the data in that Carrier’s electronic or other files) relating to the total loss claim of a Settlement Class Member shall be used to calculate the monetary relief set forth in Paragraphs 27-31. Except as expressly provided in Paragraph 30 (regarding Documented Enhancements), if the information provided by a Settlement Class member conflicts with or is different from that found in CCC’s electronic database (or, at the Carrier’s option, the Carrier’s files), the information in CCC’s electronic database (or, at the Carrier’s option, the Carrier’s files) shall control.

22.   Claim Forms may be submitted by a legally authorized guardian or representative of an incapacitated, deceased, or minor member of the Settlement Class.

23.   CCC shall pay for all costs of settlement administration, including the Mailed Notice, the Published Notice, and all costs of the Settlement Administrator. The Settlement Administrator shall not have recourse to the Carriers for payment of settlement administration costs if CCC fails to pay those costs. The Settlement Administrator shall invoice CCC directly for its costs and fees, and provide copies of such invoices to counsel for the Carriers. CCC’s additional obligations to the Carriers are set forth in a separate memorandum of understanding between CCC and the Carriers.

CONFIRMATORY DISCOVERY

24.   Class Counsel may conduct confirmatory discovery of CCC and the Carriers. CCC and the Carriers may assert all appropriate objections to any such discovery, which objections will be resolved by the Court. Any such discovery obtained by Class Counsel from CCC and/or the Carriers shall be subject to the agreed protective order (Exhibit 9 hereto), which shall provide, among other things, that the documents and information provided to Class Counsel are for use in this litigation only.

CONFIDENTIALITY OF INFORMATION

25.   The Parties agree that the names, addresses, and other data concerning members of the Settlement Class used by Defendants in effecting this settlement and the electronic data processing and other recordkeeping procedures and other materials to be utilized by Defendants in effecting their obligations hereunder (“Information”) constitute trade secrets and/or highly confidential and proprietary business information. Therefore:

(a)    It is agreed that no person, other than individuals directly employed by Defendants or to whom Defendants have expressly permitted access, shall be allowed to access any Information except

(i)      the Settlement Administrator and the employees of such Administrator;

(ii)     the Parties’ respective counsel, the employees of such counsel, and their expert consultants;

(iii)    such other persons as the Court may order after hearing on notice to all counsel of record.

(b)    The confidentiality of this Information shall be protected by entry by the Court of an agreed protective order (Exhibit 9 hereto), which shall incorporate all of the provisions of this Paragraph 25. Violation of this protective order may be remedied by an action for damages and/or appropriate injunctive relief.

(c)    Class Counsel agree to return all Information and materials obtained from Defendants in connection with the settlement, including any copies made thereof, within thirty (30) days after the date on which all claims made under the settlement have been resolved, and to retain no copies thereof.

(d)   Class Counsel agree to return any and all documents produced by Defendants during the course of discovery within thirty (30) days after the date on which all claims made under the settlement have been resolved, and to retain no copies thereof.

COMMUNICATIONS WITH THE SETTLEMENT CLASS

26.   The Mailed Notice and Published Notice described in Paragraphs 5(f), 5(g), 9, and 11 shall list the addresses, e-mail addresses, websites, and other contact information of Class Counsel and the Settlement Administrator, as set out in Exhibits 3 and 4. Other than provided in this Agreement, communications relating to the Lawsuits or this settlement with potential Settlement Class members shall be handled through Class Counsel and the Settlement Administrator; provided, however, that nothing in this Agreement shall be construed to prevent the Carriers or CCC from communicating orally, electronically, or in writing with potential Settlement Class members in the ordinary course of business.

MONETARY RELIEF TO QUALIFYING SETTLEMENT CLASS MEMBERS

27.   To be eligible for any monetary relief, a member of the Settlement Class must timely submit a Claim Form that satisfies the requirements of Paragraphs 16-19, 22, and 30. Each Carrier shall be responsible for the payment of any monetary relief only with respect to the claims of its own insureds. The other Carriers shall not be jointly or severally liable for the payment of any monetary relief to the insureds of other Carriers. CCC shall not be responsible for the payment of any monetary relief to any insureds.

28.   Defined Terms:

(a)    ACV

ACV is the amount of the CCC valuation for a vehicle as reflected in the CCC database (or, if the Carrier elects, the amount the Carrier paid to the Settlement Class member on the total loss claim, not including any sales tax or license and transfer fees, plus the deductible).

(b)   CCC2

CCC2 is the ACV adjusted to reflect the CCC value at Condition 2, as reflected in the CCC database.

(c)   RR

RR is the “Recovery Rate,” calculated as follows:

3% for vehicles with ACV less than or equal to $5,000, and

2% for vehicles with ACV greater than $5,000.

(d)   GV

GV is the “Guidebook Variance,” which is 8% less than the guidebook value imbedded in the CCC database or the imputed guidebook value. If there is no imbedded guidebook value for a vehicle, then a guidebook value will be imputed through the method set forth in Exhibit 10 hereto.

29.   Calculated Recovery Rules

(a)	If ACV or CCC2, whichever is higher, is greater than or equal to the guidebook value, then the Settlement Class member is entitled to $5.

(b)	If ACV or CCC2, whichever is higher, is less than the guidebook value but greater than or equal to GV, then the Settlement Class member is entitled to $10.

(c)	If ACV and CCC2 are less than GV, then the Settlement Class member is entitled to the lowest of the following three calculations, but not less than $10:

(i)	the midpoint between CCC2 and ACV, multiplied by the RR, [i.e., (CCC2 + ACV) * ½ * RR].

(ii)	GV minus ACV.

(iii)	$110.

Examples of Calculated Recoveries are set forth in Exhibit 11 hereto.

30.   Documented Enhancement Payments

(a)    If ACV and CCC2 are less than GV, then the Settlement Class member may be eligible for an increased payment amount to account for documented enhancements to the vehicle identified in Exhibit 12 hereto, which are different from or additional to the enhancements identified on the CCC valuation (“Documented Enhancement Payments”). Documented Enhancement Payments on any claim will not exceed an amount equal to 20% of the Calculated Recovery as set forth in Paragraph 29(c).

(b)    To be eligible for a Documented Enhancement Payment, a Settlement Class member must submit documentation (including but not limited to receipts and photographs) to establish that one or more of the Documented Enhancements described in this Paragraph 30 were installed on his or her vehicle at the time the Settlement Class member made the physical damage claim described in the Settlement Class definition in Paragraph 1.

31.   No monetary payment under this settlement on any claim shall exceed $110, excluding the Documented Enhancement Payments.

OTHER RELIEF TO SETTLEMENT CLASS MEMBERS

32.   Court-Approved Monitoring

(a)    The services of a Court-appointed monitor (“Monitor”) shall be retained for a period of five (5) years. The fees and costs of the Monitor shall be borne solely by CCC. The role and function of the Monitor shall be as described below.

(b)    Subject to Court approval, Class Counsel, the Carriers, and CCC have mutually agreed to the appointment of Philip Rowley of LECG as the Monitor.

(c)    The responsibilities of the Monitor are as follows: (1) providing CCC, Class Counsel, the Carriers, and the Court annually with a report that sets forth the status and the Monitor’s assessment of the Court-approved validation studies described below; (2) ensuring that CCC complies with its obligations under this Agreement; and (3) ensuring that CCC continues to provide fair and accurate valuations to insurers and consumers.

(d)    The reports prepared by the Monitor shall be filed with the Court and provided to Class Counsel and the Carriers. To the extent any portion of any Monitor’s report contains information that CCC and/or one or more of the Carriers considers confidential, such portions will be designated as such and filed with the Court under seal, subject to the provisions of the Protective Order (Exhibit 9). Class Counsel further agree that the reports themselves and the information and assessments contained therein shall be used by them solely for the purpose of assessing CCC’s compliance with its obligations under this Agreement. Without limiting the foregoing, Class Counsel agree that the reports and the information and assessments contained therein will not be used in any other litigation. CCC and the Carriers, however, shall be free to use the Monitor’s reports in any way they deem appropriate.

(e)    CCC will provide the Monitor with access to all relevant documents and information. Because many of these documents and information are proprietary and/or confidential, the Monitor will execute a confidentiality agreement that is without material alternation from Exhibit 13 hereto, and that places necessary restrictions on the use and disclosure of such documents and information by the Monitor.

(f)     In the event that the Monitor is unable or unwilling to complete his/her term (as specified in Paragraph 32(a)), a replacement shall be chosen by mutual agreement of Class Counsel, CCC, and the Carriers, subject to approval by the Court.

(g)    The compensation of the Monitor shall be governed by an agreement between the Monitor and CCC, subject to approval by the Court.

33.   Validation Studies

(a)    CCC shall perform the following validation studies to further validate the processes and methodology used in its valuation product and services:

(1)	Condition Usage/Wear Standards Study

The primary objective of this study is to further validate and update at the component level the set of defining vehicle condition characteristics. This study will include nationwide field research in urban and rural areas to ascertain the condition characteristics present on vehicles located in dealer lots and on the street. This research will provide coverage across six vehicle types and all vehicle model age groups. The determination of the composition of the model age groups will also be addressed by this study.

(2)	Vehicle Condition Market Value Impact Study

The primary objective of this study, which will be performed through the use of the findings of the study identified in Item No. 1, is to further validate the impact of a vehicle’s condition on its market value. This study will test for dependencies vis-à-vis condition across multiple variables (i.e., vehicle type, age group, price range, and market).

(3)	Refurbished, Rebuilt, and Restored Components Value Impact Study

The primary objective of this study is to further validate the market value impact of refurbished, rebuilt, and restored components on a vehicle. This study will assess the positive and/or negative impact (if any) the presence of refurbished, rebuilt, and/or restored components has on a vehicle. This study will entail, inter alia, the comparison of comparable vehicles with and without refurbished, rebuilt, and/or restored components (e.g., a 1995 Taurus LX with and without a refurbished engine). This study will also address the difference in impact (if any) as between refurbished, rebuilt, and restored components.

(4)	Vehicle Mileage Value Impact Validation Study

The primary objective of this study is to further validate the market value impact mileage has on a vehicle as mileage varies from the norm for a particular make, model, and year in a particular market. This study will research and assess mileage impact on vehicles over time (i.e., across model years) as well as the impact of mileage on market value as a function of the sales channel used (i.e., dealer versus private-party sales).

(5)	Vehicle OEM Equipment Configuration Value Impact Validation Study

The primary objective of this study is to further validate the market value impact the presence or absence of specific OEM equipment has on a vehicle. This study will test for equipment market value dependencies (i.e., does the presence of an optional equipment package contribute less than the sum of individual options). It will also assess the impact of equipment configuration as a whole and its impact over time (i.e., across model years).

(6)	Vehicle After-Factory Equipment Configuration Market Value Impact Study

The primary objective of this study is to further validate the market value impact of the presence or absence of specific after-factory equipment on a vehicle. This study will also assess the referenced market value impact over time (i.e., across model years) and will identify if certain after-factory equipment has a value impact limited to specific vehicle types or families.

(7)	Vehicle Depreciation Study

The primary objective of this study is to further validate vehicle price depreciation trends. Specifically, this study will identify regional vehicle age and model clusters whose prices depreciate consistently.

(8)	Vehicle Anomalous Price Identification Study

The primary objective of this study is to further validate the vehicle price anomaly quality filters. Specifically, this study will identify the boundaries of normal price distribution for vehicle groups.

(9)	Comparable Vehicle Relative Contribution Criteria Study

The primary objective of this study is to further validate the factors that contribute to vehicle values and their relative contribution to the whole. This information is used to determine the contribution of comparable vehicles to the loss vehicle’s calculated market value. Factors that will be considered are, inter alia, distance and vehicle similarity.

(10)	Vehicle Family Comparability Determination

The primary objective of this study is to further validate the factors that determine vehicle homogeneity. Specifically, this study will identify the rules and characteristics that determine vehicle comparability. Identification of how year, make, and model attributes can be modified and comparability still be maintained is the objective of this study. Vehicle comparability over time, across model years, and vehicle types will be covered.

(11)	Vehicle Local Market Determination

The primary objective of this study is to further validate factors that define a vehicle’s local market. This study will identify the geographic market boundaries for both urban and rural areas. This study will also identify contributing factors that set these boundaries (e.g., road access, dealer population and advertisement channels).

(b)    The foregoing studies shall be performed on a schedule agreed upon through consultation between the Monitor and CCC, subject to Court approval. CCC shall use its best efforts to complete these studies within the Monitor’s tenure, as specified in Paragraph 32(a). In the event, however, that CCC does not complete the studies within the time period, the Court shall extend the tenure of the Monitor until the studies are completed, solely for the purpose of having the Monitor oversee the completion of the studies.

(c)    The foregoing studies shall be provided to the Monitor within sixty (60) days of the completion of each study.

(d)    The studies themselves shall remain the property of CCC, and in its discretion, CCC shall use said studies for any purposes it deems appropriate.

ATTORNEYS’ FEE AWARD

34.   Class Counsel agree not to seek from the Court an award of attorneys’ fees, costs, and expenses in excess of $9,500,000 (“Attorneys’ Fee Award”), and Defendants agree not to contest such award. The Attorneys’ Fee Award will be paid to Class Counsel by the Carriers. The Carriers’ respective shares of the Attorneys’ Fee Award will be in the amounts previously agreed to by the Carriers.

35.   The Parties expressly agree that the terms of this Agreement are not conditioned upon any minimum or maximum attorneys’ fees award, or upon the payment of any incentive award to any Named Plaintiff.

36.   If any Carrier withdraws from this settlement pursuant to Paragraphs 42-48, there will be a reduction and reallocation of the Attorneys’ Fee Award, in accordance with the ratios set out in Exhibit 14 hereto.

37.   Any Attorneys’ Fee Award to Class Counsel shall be paid by the Carriers within thirty (30) days of the Effective Date of this settlement, as defined in Paragraphs 49-51 below.

FINAL APPROVAL, DISMISSAL OF CLAIMS, AND RELEASES

38.   If this Agreement (including any modification thereto made with the consent of the Parties as provided for herein) is approved by the Court following the Final Approval Hearing scheduled by the Court in its Preliminary Approval Order, the Parties shall request the Court to enter the Final Order and Judgment, without material alteration from that attached hereto as Exhibit 15 hereto, that, among other things,

(a)    finds that the Court has personal jurisdiction over all members of the Settlement Class and that the Court has subject matter jurisdiction to approve this Agreement and all exhibits thereto;

(b)    gives final approval to this Agreement as being fair, reasonable, and adequate as to each of the Parties, and consistent and in compliance with all requirements of Due Process and Illinois law, as to, and in the best interests of, each of the Parties and the members of the Settlement Class, and directs the Parties and their counsel to implement and consummate this Agreement in accordance with its terms and provisions;

(c)    declares this Agreement and the Final Order and Judgment to be binding on, and have res judicata and preclusive effect in, all pending and future lawsuits or other proceedings encompassed by the Release (as set forth in Paragraphs 39-40) maintained by or on behalf of Plaintiffs and all other members of the Settlement Class, as well as their heirs, executors and administrators, successors, and assigns;

(d)    finds that the Mailed Notice, Published Notice, and the notice methodology implemented pursuant to this Agreement (i) constitute the best practicable notice; (ii) constitute notice that is reasonably calculated, under the circumstances, to apprise members of the Settlement Class of the pendency of the Lawsuits, their right to object or exclude themselves from the proposed settlement and to appear at the Final Approval Hearing, and their right to seek monetary and other relief; (iii) are reasonable and constitute due, adequate, and sufficient notice to all persons entitled to receive notice; and (iv) meet all applicable requirements of Due Process and Illinois law;

(e)    finds that Class Counsel and the named Plaintiffs adequately represented the Settlement Class for the purpose of entering into and implementing the Agreement;

(f)     dismisses the Lawsuits (including all individual and class claims presented thereby) on the merits as to all Defendants and with prejudice and without fees or costs except as provided herein;

(g)    adjudges that Plaintiffs and the Settlement Class have conclusively compromised, settled, discharged, dismissed, and released any and all Released Claims against all Defendants;

(h)    approves the payment of the Attorneys’ Fee Award to Class Counsel as set forth in Paragraphs 34-37;

(i)     without affecting the finality of the Final Order and Judgment for purposes of appeal, reserves jurisdiction over Defendants, the Named Plaintiffs, and the Settlement Class as to all matters relating to the administration, consummation, enforcement, and interpretation of the terms of the settlement and the Final Order and Judgment, and for any other necessary purposes;

(j)     provides that, upon the Effective Date, the Named Plaintiffs and all members of the Settlement Class who have not been excluded from the Settlement Class, whether or not they return a Claim Form within the time and in the manner provided for, shall be barred from asserting any Released Claims against Defendants, and any such members of the Settlement Class shall have released any and all Released Claims as against Defendants;

(k)    determines that the Agreement and the settlement provided for herein, and any proceedings taken pursuant thereto, are not, and should not in any event be offered or received as evidence of, a presumption, concession, or an admission of liability or of any misrepresentation or omission in any statement or written document approved or made by Defendants; provided, however, that reference may be made to this Agreement and the settlement provided for herein in such proceedings as may be necessary to effectuate the provisions of this Agreement;

(l)     bars and enjoins all members of the Settlement Class who have not been excluded from the Settlement Class from (i) filing, commencing, prosecuting, intervening in, or participating (as class members or otherwise) in any other lawsuit or administrative, regulatory, arbitration, or other proceeding in any jurisdiction based on, relating to, or arising out of the claims and causes of action, or the facts and circumstances relating thereto, in these Lawsuits and/or the Released Claims and (ii) organizing members of the Settlement Class who have not been excluded from the class into a separate class for purposes of pursuing as a purported class action any lawsuit or administrative, regulatory, arbitration, or other proceeding (including by seeking to amend a pending complaint to include class allegations, or seeking class certification in a pending action) based on, relating to, or arising out of the claims and causes of action, or the facts and circumstances relating thereto, in the Lawsuits and/or the Released Claims;

(m)   approves the Opt-Out List and determines that the Opt-Out List is a complete list of all Settlement Class members who have timely requested exclusion from the Settlement Class and accordingly, shall neither share in nor be bound by the Final Order and Judgment; and

(n)    authorizes the Parties, without further approval from the Court, to agree to and adopt such amendments, modifications, and expansions of this Agreement and all exhibits hereto as (i) shall be consistent in all material respects with the Final Order and Judgment and (ii) do not limit the rights of members of the Settlement Class.

39.    As of the Effective Date of this Agreement (as defined in Paragraphs 49-51), the Named Plaintiffs, and other members of the Settlement Class who have not excluded themselves from the Settlement Class, hereby expressly agree that they shall release and discharge all Defendants and all of their present, former, and future officers, directors, employees, agents, insurance agents and brokers, independent contractors, successors, assigns, parents, subsidiaries, affiliates, shareholders, members, insurers, attorneys, and legal representatives (“Releasees”) of and from all Released Claims (as defined in Paragraphs 39-40) and shall not now or hereafter initiate, maintain, or assert against the Releasees any and all causes of action, claims, rights, demands, actions, claims for damages, equitable, legal, and/or administrative relief, interest, demands, or rights, including without limitation, claims for all damages of any kind, including those in excess of actual damages, and claims for bodily injury, mental anguish, whether based on federal, state, or local law, statute, ordinance, regulation, contract, common law, or any other sources, that have been, could have been, may be, or could be alleged or asserted now or in the future by the Named Plaintiffs or any member of the Settlement Class against the Releasees or any of them in the Lawsuits or in any other court action or before any administrative body (including any state department of insurance or other regulatory entity or organization), tribunal, arbitration panel, or other adjudicating body on the basis of, connected with, arising out of, or related to the Released Claims.

(a)    Without in any way limiting the scope of the Release, this Release covers, without limitation, any and all claims for attorneys’ fees, costs, or disbursements incurred by Class Counsel or any other counsel representing the Named Plaintiffs or members of the Settlement Class, or by the Named Plaintiffs or members of the Settlement Class, or any of them, in connection with or related in any manner to the Lawsuits, the settlement of the Lawsuits, the administration of such settlement, and/or the Released Claims except to the extent otherwise specified in the Agreement.

(b)    The Named Plaintiffs and the Settlement Class expressly acknowledge that they are familiar with principles of law such as Section 1542 of the Civil Code of the State of California, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

To the extent that, notwithstanding the choice of law provisions in the Agreement, California or other law may be applicable, the Named Plaintiffs and the Settlement Class hereby expressly agree that the provisions, rights, and benefits of Section 1542 and all similar federal or state laws, rights, rules, or legal principles of any other jurisdiction which may be applicable herein, are hereby knowingly and voluntarily waived and relinquished by the Named Plaintiffs and the Settlement Class to the fullest extent permitted by law solely in connection with unknown claims constituting Released Claims, and the Named Plaintiffs and the Settlement Class hereby agree and acknowledge that this is an essential term of this Release. In connection with this Release, the Named Plaintiffs and the Settlement Class acknowledge that they are aware that they may hereafter discover claims presently unknown or unsuspected, or facts in addition to or different from those which they now know or believe to be true with respect to the matters released herein. Nevertheless, it is the intention of the Named Plaintiffs and the Settlement Class in executing this Release fully, finally, and forever to settle and release all matters, and all claims relating thereto, which exist, hereafter may exist, or might have existed (whether or not previously or currently asserted in any action) constituting Released Claims.

(c)    Nothing in this Release shall preclude any action to enforce the terms of the Agreement, including participation in any of the processes detailed therein.

Subject to Court approval, all members of the Settlement Class who do not exclude themselves from the Settlement Class shall be bound by this Agreement and all of their claims shall be dismissed with prejudice and released, even if they never received actual notice of the Lawsuits or their settlement.

40.   For purposes of this Agreement, “Released Claims” means any and all claims, actions, causes of action, rights, demands, suits, debts, liens, contracts, agreements, offsets, or liabilities, including but not limited to claims for breach of contract, breach of the duty of good faith and fair dealing, negligence, bad faith, breach of statutory duties, actual or constructive fraud, misrepresentations, fraudulent inducement, statutory and consumer fraud, breach of fiduciary duty, unfair business or trade or insurance acts or practices, insurance premium overcharges or a refund or rebate of premiums, restitution, rescission, compensatory and punitive damages, bodily injury, mental or emotional distress, injunctive or declaratory relief, attorneys’ fees, interests, costs, penalties, and any other claims, whether known or unknown, alleged or not alleged in the Lawsuits, suspected or unsuspected, contingent or matured, under federal, state, or local law, which the Named Plaintiffs or any member of the Settlement Class had, now has, or may in the future have with respect to any conduct, act, omissions, facts, matters, transactions, or oral or written statements or occurrences prior to the Effective Date of this Agreement involving, based on, relating to, arising out of, or in any way connected with, directly or indirectly, CCC’s valuations and/or the Carriers’ review, handling, payment, adjustment, or denial of claims for physical damage to automobiles that were declared by the Carriers to be total losses, and any claims that were, could have been, or should have been brought in the Lawsuits by the Named Plaintiffs and/or the Settlement Class.

41.   Each of the Carriers and CCC mutually release and discharge one another and their respective agents, attorneys, affiliates, and insurers from liability for all claims based on, relating to, or arising out of the Released Claims described in Paragraphs 39-40. To the extent that any member of the Settlement Class (including but not limited to one who has excluded himself or herself from the settlement) brings a Released Claim against a Carrier or CCC, then that Carrier and CCC agree to preserve any claims and defenses against each other existing as of the date of settlement in connection with such Released Claims; provided, however, that the Carriers shall release and discharge CCC from liability for Released Claims brought by any putative Settlement Class member who already filed suit against the Carrier and/or CCC for a Released Claim, and which suit was terminated prior to the execution of this settlement due to a judgment or an agreement. It is not intended that the mutual release in this Paragraph 41 be a benefit to any Named Plaintiff or Settlement Class member. The mutual release in this Paragraph does not apply to the obligations of CCC and the Carriers under their memorandum of understanding noted in Paragraph 23.

WITHDRAWAL FROM SETTLEMENT

42.   Within fifteen (15) days of the occurrence of any of the following events, and upon written notice to counsel for all Parties, any Party shall have the right to withdraw from the settlement

(a)    if the Court fails to approve the Agreement or if on appeal the Court’s approval is reversed or modified; or

(b)   if the Court materially alters any of the terms of the Agreement; or

(c)    if the Preliminary Approval Order, as described in Paragraph 5, or the Final Approval Order, as described in Paragraph 38, is not entered by the Court, or is reversed or modified on appeal, or otherwise fails for any reason.

In the event of a withdrawal pursuant to Paragraphs 42-48, any certification of a Settlement Class will be vacated as to that withdrawing Party, without prejudice to any Party’s position on the issue of class certification, and the withdrawing Party shall be restored to its litigation position existing immediately before the execution of this Agreement.

43.   If more than 1,000 members of the Settlement Class who are insureds of any one Carrier properly and timely submit requests for exclusion from the Settlement Class as set forth in Paragraph 12, then, at that Carrier’s option, the Carrier may withdraw from this Agreement. In that event, all of the withdrawing Carrier’s obligations under this Agreement shall cease to be of any force and effect as to that Carrier; the certification of the Settlement Class as to that withdrawing Carrier shall be vacated without prejudice to that Carrier’s position on the issue of class certification; CCC’s obligations shall be modified and reduced in the manner contemplated by the memorandum of understanding between CCC and the Carriers noted in Paragraph 23; and that withdrawing Carrier shall be restored to its litigation position existing immediately before the execution of this Agreement. In order to elect to withdraw from this Agreement on the basis set forth in this Paragraph 43, the withdrawing Carrier must notify Class Counsel and Counsel for all Defendants in writing of its election to do so within ten (10) days after the Opt-Out List has been served on the Parties.

44.   If a certified class of persons who are also members of the Settlement Class purports to opt out of this settlement, then any Carrier may withdraw from this Agreement. In that event, all of the withdrawing Carrier’s obligations under this Agreement shall cease to be of any force and effect as to that Carrier; the certification of the Settlement Class as to that withdrawing Carrier shall be vacated without prejudice to that Carrier’s position on the issue of class certification; CCC’s obligations shall be modified and reduced in the manner contemplated by the memorandum of understanding between CCC and the Carriers noted in Paragraph 23; and that withdrawing Carrier shall be restored to its litigation position existing immediately before the execution of this Agreement. In order to elect to withdraw from this Agreement on the basis set forth in this Paragraph 44, the withdrawing Carrier must notify Class Counsel and Counsel for all Defendants in writing of its election to do so within ten (10) days after the Opt-Out List has been served on the Parties.

45.   If any Carrier determines in good faith that the settlement of the Lawsuits, as contemplated by this Agreement and any Orders of the Court, would not be effective to resolve finally all of the claims against it that are intended to be finally resolved by this Agreement, then that Carrier may, at its option, withdraw from this Agreement. In that event, all of the withdrawing Carrier’s obligations under this Agreement shall cease to be of any force and effect as to that Carrier; the certification of the Settlement Class as to that withdrawing Carrier shall be vacated without prejudice to that Carrier’s position on the issue of class certification; CCC’s obligations shall be modified and reduced in the manner contemplated by the memorandum of understanding between CCC and the Carriers noted in Paragraph 23; and that withdrawing Carrier shall be restored to its litigation position existing immediately before the execution of this Agreement. In order to elect to withdraw from this Agreement on the basis set forth in this Paragraph 45, the withdrawing Carrier must notify Class Counsel and Counsel for all Defendants in writing of its election to do so within ten (10) days after the Opt-Out List has been served on the Parties.

46.   If one or more statewide, multistate, or nationwide classes that comprehend some or all of the claims asserted in the Lawsuits are certified at any time before the Effective Date of this Agreement, any Carrier against whom the class was certified may, at its option, withdraw from this Agreement. In that event, all of the withdrawing Carrier’s obligations under this Agreement shall cease to be of any force and effect as to that Carrier; the certification of the Settlement Class as to that withdrawing Carrier shall be vacated without prejudice to that Carrier’s position on the issue of class certification; CCC’s obligations shall be modified and reduced in the manner contemplated by the memorandum of understanding between CCC and the Carriers noted in Paragraph 23; and that withdrawing Carrier shall be restored to its litigation position existing immediately before the execution of this Agreement. In order to elect to withdraw from this Agreement on the basis set forth in this Paragraph 46, the withdrawing Carrier must (i) provide notice to Class Counsel of the Motion for Class Certification and Notice of Hearing within ten (10) days of service of such papers; (ii) assert the injunction referred to in Paragraph 5(l); (iii) not consent to the certification but contest the certification in good faith at a hearing; and (iv) notify Class Counsel and Counsel for all Defendants in writing of its election to do so within 20 days after certification of the classes noted in this Paragraph 46, but in any event no later than 10 days after the Effective Date of this Agreement.

47.   If all of the Carriers withdraw from this Agreement pursuant to Paragraphs 42, 43, 44, 45, or 46, this Agreement shall also cease to be of any force and effect as to CCC, the certification of the Settlement Class as to CCC shall be vacated without prejudice to CCC’s position on the issue of class certification, and CCC shall be restored to its litigation position existing immediately before the execution of this Agreement; provided, however, that CCC will continue to remain responsible for any expenses incurred by the Settlement Administrator up to ten (10) days after this Agreement ceases to be of any force and effect under this Paragraph 47, and any other obligations of CCC to the Carriers shall continue to be governed by the terms of the memorandum of understanding noted in Paragraph 23.

48.   In the event a Carrier withdraws from the Agreement as set forth in Paragraphs 42-48, Plaintiffs stipulate that the withdrawing Carrier may assert any and all defenses and claims in the Lawsuit(s) and that Plaintiffs shall not argue that the Carrier is barred from asserting those defenses or claims due to waiver, estoppel, or similar arguments as a result of the passage of time due to settlement negotiations.

EFFECTIVE DATE

49.   The “Effective Date” of this Agreement shall be the date when each and all of the following conditions have occurred:

(a)    This Agreement has been fully executed by all the Parties and their counsel;

(b)    Orders have been entered by the Court certifying a Settlement Class, granting preliminary approval of this Agreement, and approving a form of notice and claim form, all as provided above;

(c)    The Court-approved Mailed Notice has been duly promulgated as ordered by the Court;

(d)    The Court has entered a Final Order and Judgment finally approving this Agreement, as provided above; and

(e)    The judgment has become Final as defined in Paragraph 50.

50.   “Final,” when referring to a judgment order means that (a) the judgment is a final, appealable judgment; and (b) either (i) no appeal has been taken from the judgment as of the date on which all times to appeal therefrom have expired, or (ii) an appeal or other review proceeding of the judgment having been commenced, such appeal or other review is finally concluded and no longer is subject to review by any court, whether by appeal, petitions for rehearing or reargument, petitions for rehearing en banc, petitions for writ of certiorari, or otherwise, and such appeal or other review has been finally resolved in such manner that affirms the Final Order and Judgment in all material respects.

51.   If, for any reason, this Agreement fails to become effective pursuant to the foregoing paragraph, the orders, judgment, and dismissal to be entered pursuant to this Agreement shall be vacated, and the Parties will be returned to the status quo ante with respect to the Lawsuits as if this Agreement had never been entered into.

ADDITIONAL PROVISIONS

52.   The headings and captions contained in this Agreement are for reference purposes only and in no way define, extend, limit, describe, or affect the scope, intent, meaning, or interpretation of this Agreement..

53.   This Agreement shall be construed, enforced, and administered in accordance with the laws of the State of Illinois.

54.   This Agreement is not, and shall not be offered in evidence as, an admission of liability, Defendants having denied any such liability.

55.   The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of this Agreement, and the Parties hereto submit to the jurisdiction of the Court for purposes of implementing and enforcing the settlement embodied in this Agreement.

56.   In the event that there are any developments in the effectuation and administration of this Agreement that are not dealt with by the terms of this Agreement, then such matters shall be dealt with as agreed upon by the Parties, and, failing agreement, as shall be ordered by this Court.

57.   Except as otherwise stated herein, this Agreement constitutes the entire agreement between and among the Parties with respect to the settlement of the Lawsuits. This Agreement shall not be construed more strictly against one Party than another merely because of the fact that it may have been prepared by counsel for one of the Parties, it being recognized that, because of the arms’-length negotiations resulting in the Agreement, all Parties hereto have contributed substantially and materially to the preparation of the Agreement. This Agreement supersedes all prior negotiations and agreements (except as otherwise stated herein) and may not be modified or amended except by a writing signed by the Parties and their respective counsel. This Paragraph 57 does not apply to the memorandum of understanding between the Carriers and CCC (noted in Paragraph 23); to the agreement between the Settlement Administrator and the Parties (noted in Paragraph 7); or to the Carriers’ agreement regarding allocation of the Attorneys’ Fee Award (noted in Paragraph 36 and Exhibit 14).

58.   This Agreement may be executed in counterparts each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

59.   The Exhibits to this Agreement are an integral part of the settlement and are hereby incorporated and made part of this Agreement.

60.   The Parties hereto shall execute all documents and perform all acts necessary and proper to effectuate the terms of this Agreement. The executing of documents must take place prior to the date scheduled for the Final Approval Hearing.

61.   Each Party to this Agreement warrants that he, she, or it is acting upon his, her, or its independent judgment and upon the advice of his, her, or its counsel and not in reliance upon any warranty or representation, express or implied, of any nature or kind by any other party, other than the warranties and representations expressly made in this Agreement.

EXECUTED as of this ___________ day of _________ 2005.

SIGNED AND AGREED:

VIRGINIA BORDONI	MARK SCHOENLEBER
Dated:	Dated:

BONNIE M. LANCEY	JAMES RICHARDSON
Dated:	Dated:

KELLY KNACKSTEDT	KEITH HUFF
Dated:	Dated:

WINNIE MADISON	GARY D. JACKSON
Dated:	Dated:

MARY C. PARCHMENT	DELLA O. JACKSON
Dated:	Dated:

RUA KMUCHA
Dated:

FREED & WEISS LLC	THE LAKIN LAW FIRM, P.C.
111 West Washington Street, Suite 1331	300 Evans Avenue
Chicago, Illinois 60602	P.O. Box 229
Wood River, Illinois 62095

By:	By:
Paul M. Weiss	Bradley M. Lakin
One of the Attorneys for Plaintiffs	One of the Attorneys for Plaintiffs
Dated:	Dated:

CCC INFORMATION SERVICES INC.		CGU INSURANCE COMPANY OF ILLINOIS, now known as Homeland Central Insurance Company, as transferee of WESTERN STATES INSURANCE COMPANY, a company affiliated under the trade name of OneBeacon Insurance

By:		By

	[Printed Name and Title]		[Printed Name and Title]

Dated:		Dated:

By:		By:
	Mark S. Mester		Mark L. Hanover
	Latham & Watkins LP		Sonnenschein Nath & Rosenthal
	Sears Tower, Suite 5800		8000 Sears Tower
	233 South Wacker Drive		Chicago, Illinois 60606
	Chicago, Illinois 60606		One of Its Attorneys
One of Its Attorneys

Dated:		Dated:

PRUDENTIAL PROPERTY AND CASUALTY COMPANY, now known as LM PROPERTY AND CASUALTY INSURANCE COMPANY		COUNTRY MUTUAL INSURANCE COMPANY

By:		By:

	[Printed Name and Title]		[Printed Name and Title]

Dated:		Dated:

By:		By:
	Mark L. Hanover		Donna J. Vobornik
	Sonnenschein Nath & Rosenthal		Sonnenschein Nath & Rosenthal
	8000 Sears Tower		8000 Sears Tower
	Chicago, Illinois 60606		Chicago, Illinois 60606
	One of Its Attorneys		One of Its Attorneys

Dated:		Dated:

PROGRESSIVE PREMIER INSURANCE COMPANY OF ILLINOIS		ECONOMY PREFERRED INSURANCE COMPANY, formerly a subsidiary of ST. PAUL FIRE AND MARINE INSURANCE COMPANY

By:		By

	[Printed Name and Title]		[Printed Name and Title]

Dated:		Dated:

By:		By:
	Marci A. Eisenstein		Mark L. Hanover
	Schiff Hardin LLP		Sonnenschein Nath & Rosenthal
	6600 Sears Tower		8000 Sears Tower
	Chicago, Illinois 60606		Chicago, Illinois 60606
	One of Its Attorneys		One of Its Attorneys

Dated:		Dated:

METROPOLITAN PROPERTY AND CASUALTY INSURANCE COMPANY		HARTFORD INSURANCE COMPANY OF ILLINOIS and HARTFORD INSURANCE COMPANY OF THE MIDWEST

By:		By:

	[Printed Name and Title]		[Printed Name and Title]

Dated:		Dated:

By:		By:
	Mark L. Hanover		Marci A. Eisenstein
	Sonnenschein Nath & Rosenthal		Schiff Hardin LLP
	8000 Sears Tower		6600 Sears Tower
	Chicago, Illinois 60606		Chicago, Illinois 60606
	One of Its Attorneys		One of Its Attorneys

Dated:		Dated:

NATIONAL GENERAL INSURANCE COMPANY		TRAVELERS PERSONAL INSURANCE COMPANY f/k/a TRAVELERS PROPERTY CASUALTY INSURANCE COMPANY OF ILLINOIS

By:		By

	[Printed Name and Title]		[Printed Name and Title]

Dated:		Dated:

By:		By:
	Marci A. Eisenstein		Donna J. Vobornik
	Schiff Hardin LLP		Sonnenschein Nath & Rosenthal
	6600 Sears Tower		8000 Sears Tower
	Chicago, Illinois 60606		Chicago, Illinois 60606
	One of Its Attorneys		One of Its Attorneys

Dated:		Dated:

ATLANTA CASUALTY COMPANY and INFINITY PROPERTY & CASUALTY CORPORATION		COLONIAL PENN INSURANCE COMPANY, now known as AIG CENTENNIAL INSURANCE COMPANY

By:		By:

	[Printed Name and Title]		[Printed Name and Title]

Dated:		Dated:

By:		By:
	Michael R. Blankshain		Howard S. Suskin
	Wildman, Harrold, Allen		Jenner & Block, LLP
	& Dixon, LLP		One IBM Plaza, Suite 4400
	225 West Wacker Drive, Suite 2800		Chicago, Illinois 60611
	Chicago, Illinois 60606		One of Its Attorneys
One of Their Attorneys

Dated:		Dated: